UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): May 14, 2018

VERITEX HOLDINGS, INC.
(Exact name of Registrant as specified in its charter)

Texas	001-36682	27-0973566
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

8214 Westchester Drive, Suite 400
Dallas, Texas 75225
(Address of principal executive offices)

(972) 349-6200
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 8.01. Other Events.
Veritex Holdings, Inc. (“Veritex” or the “Company”) today reported that C. Malcolm Holland, III, Chairman of the Board of Directors and Chief Executive Officer, entered into a trading plan (the “Plan”) in accordance with Rule 10b5-1 under the Securities Exchange Act of 1934. The Plan, executed on May 14, 2018, during the Company’s open trading window, will expire on or before May 13, 2020.
Mr. Holland entered into the Plan to allow for an orderly sale of the vested performance shares as part of his personal long-term financial planning. The Plan provides for the sale of an aggregate of 15,000 vested performance shares over the next 12 months. Mr. Holland continues to hold a significant number of fully-vested shares, well exceeding all Company guidelines for share ownership. Any transactions under the Plan will be publicly reported through Form 4 filings with the Securities and Exchange Commission.

Other officers or directors of the Company may, in the future, enter into Rule 10b5-1 trading plans related to the Company’s shares. The Company undertakes no obligation to report Rule 10b5-1 trading plans adopted by any of its officers or directors, or to report any modifications or terminations of any publicly announced plans, except to the extent required by law.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Veritex Holdings, Inc.
By:	/s/ C. Malcolm Holland, III
C. Malcolm Holland, III
Chairman and Chief Executive Officer
Date: May 17, 2018